UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2016

ADDUS HOMECARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34504	20-5340172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2300 Warrenville Rd. Downers Grove, IL	60515
(Address of principal executive offices)	(Zip Code)

630-296-3400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

As previously disclosed, on June 30, 2016, Illinois Senate Bill 2047 (“SB 2047”) was signed into law by Governor Bruce Rauner. SB 2047 contains appropriations for services covered by the Community Care Program in the amount of $309,374,000. Since August 1, 2016, Addus HomeCare Corporation (the “Company”) has received an aggregate of approximately $22.0 million of the $67.9 million owed to it as of June 30, 2016 by the State of Illinois in respect of services provided by the Company to consumers in Illinois. The Company cannot estimate the actual amount or number of future payments that it may receive or the expected timing of the receipt of these payments.

Forward-Looking Statements

Certain matters discussed above constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “continue,” “expect,” and similar expressions. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effect on the Company. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including discretionary determinations by government officials, changes in reimbursement, changes in government regulations, changes in the interpretation of government regulations, changes in tax rates, and whether any anticipated receipt of payments will materialize. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included herein do not purport to be predictions of future events or circumstances and may not be realized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDUS HOMECARE CORPORATION

Dated: August 16, 2016	By:	/s/ Brian Poff
	Name:	Brian Poff
	Title:	Chief Financial Officer